                                  ZEMEX CORPORATION

                                 STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of this plan ("Plan") is to promote the interests of ZEMEX CORPORATION (the "Corporation") by affording its key employees and members of the Board of Directors of the Corporation ("Board") who are not employees of the Corporation or one of its subsidiaries (each such person a "Non-Employee Director") an incentive, by means of an opportunity to acquire Capital Stock, par value $1.00 per share, of the Corporation ("Common Stock") and to share in the increase in the value of the Common Stock, to remain associated with the Corporation and to exert their maximum efforts in its behalf.

     2. ADMINISTRATION. The Plan shall be administered by the Executive Compensation/Stock Option/Pension Committee ("Committee") of the Board. In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistently with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

     3. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock which may be covered by stock options ("Options") and stock appreciation rights ("SARs") granted pursuant to the Plan is the greater of 450,000 shares or ten percent (10%) of the then outstanding shares of Common Stick, subject to adjustment under Section 7. Shares which may be delivered on exercise or settlement of Options or SARs may be previously issued shares re-acquired by the Corporation or authorized but unissued shares. Shares covered by Options that are forfeited, cancelled, or that otherwise expire unexercised (without having been surrendered upon the exercise of SARs, whether settled in cash or Common Stock) shall again be available for grant under the Plan.

     4. ELIGIBILITY. The Committee shall from time to time in its discretion select the employees to whom Options and/or SARs, shall be granted from among the key employees of the Corporation and its subsidiary corporations ("Subsidiaries"), and such selected employees ("Participants") shall be eligible to receive any benefit available under this Plan. Non-Employee Directors are eligible only to receive Options under Section 12 of this Plan. Unless otherwise provided, administrative provisions applicable to Participants are applicable to Non-Employee Directors.

     5.   OPTIONS.

          (a) Except as otherwise provided in Section 12 of this Plan, the Committee shall in its discretion determine the time or times when Options shall be granted and the number of shares of Common Stock, to be subject to each Option. In the case of an incentive stock option, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the aggregate fair market value (determined as of the date the Option is granted) of the stock for which options may become exercisable by any Participant for the first time during any calendar year (under all stock option plans of the Corporation and its Subsidiaries) shall not exceed $100,000. Options may be granted under the Plan on such terms and conditions as the Committee considers appropriate, which may differ from those provided in the Plan, where such Options ("Substitute Options") are granted in substitution for stock options held by employees of other companies who concurrently become employees of the Corporation or a Subsidiary as the result of a merger or consolidation of the employing company with, or the acquisition of the property or stock of the employing company by, the Corporation or a Subsidiary.

          (b) Except as provided in paragraph (d) or in Section 12 of this Plan, each Option shall be for such term as the Committee shall determine, but not more than 10 years from the date it is granted, except that the term of an Option other than an incentive stock option may extend up to 11 years from the date the Option is granted if the Participant dies within the 10th year following the date of grant.

          (c) Except as provided in paragraphs (a) and (d), the purchase price for each share of Common Stock subject to an Option shall be the fair market value of the Common Stock on the date the Option is granted, defined as the closing price of a share of Common Stock of the Corporation on the New York Stock Exchange on the date of grant or, if no trade occurs on such date, on the day next preceding such date on which the Common Stock was traded.

          (d)  In the case of an incentive stock option, as defined in
Section 422(b) of the Code, granted to an employee who at the time the Option is granted owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the corporation employing such employee or of its parent corporation or a subsidiary corporation (as defined in Sections 424(e) and 424(f), respectively, of the Code), the purchase price for each share of Common Stock subject to the Option shall be at least 110 percent of the fair market value of the share at the time such Option is granted and such Option shall not be exercisable after the expiration of five years from the date such Option is granted.

          (e) Exercise of an Option shall be by written notice in the form and manner determined by the Committee. Except as otherwise determined by the Committee, no Option may be exercised to any extent before one year from the date of grant. The Committee in its discretion may (1) determine installment exercise terms for an Option under which it may be exercised in a series of cumulative installments, (2) prescribe rules limiting the frequency of exercise of Options or the minimum number of shares that may be exercised at any one time, (3) determine the form of consideration (including cash, shares of Common Stock valued at fair market value as of the date of exercise, or any combination of cash and shares of Common Stock) which may be accepted in payment of the purchase price of shares purchased pursuant to the exercise of an Option, and
(4) prescribe such other rules or conditions as it considers appropriate regarding the exercise of Options granted under the Plan.

          (f) In the case of incentive stock options, the instruments evidencing such Options shall provide that if, within two years from the date of grant of the Option or within one year after the transfer of shares of Common Stock to the Participant on exercise of the Option, the Participant makes a disposition (as defined in Section 424(c) of the Code) of any shares of such Common Stock, the Participant shall notify the Corporation of such disposition in the manner and within the time as the Committee in its discretion shall determine. The Committee may direct that a legend restricting transfer in the absence of appropriate notification be affixed to any stock certificates representing Common Stock transferred under the Plan.

          (g) Each Option shall be evidenced by a written instrument which shall state such terms and conditions which are not inconsistent with the provisions of the Plan as the Committee in its sole discretion shall determine and approve, including terms and conditions regarding the exercise of Options upon termination of employment.

     6. STOCK APPRECIATION RIGHTS. The Committee may from time to time grant SARs unrelated to Options or related to Options or portions of Options granted to Participants under the Plan. Each SAR shall be evidenced by a written instrument and shall be subject to such terms and conditions as the Committee may determine. The Participant may exercise an SAR or portion thereof, and thereupon shall be entitled to receive payment of an amount equal to the aggregate appreciation in value of the shares as to which the SAR is awarded, as measured by the difference between the purchase price of such shares and their fair market value at the date of exercise. Such payments may be made in cash, in shares of Common Stock valued at fair market value as of the date of exercise, or in any combination thereof, as the Committee in its discretion shall determine.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. If there is a change in the number of kind of outstanding shares of the Corporation's stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or other similar event, or if there is a distribution to shareholders of the Corporation's Common Stock other than a cash dividend, appropriate adjustments shall be made by the Committee to the number and kind of shares subject to the Plan; the number and kind of shares under Options and/or SARs then outstanding; the maximum number of shares available for Options and/or SARs; the purchase price for shares of Common Stock covered by Options; and other relevant provisions, to the extent that the Committee, in its sole discretion, determines that such changes make such adjustments necessary to be equitable. Similar adjustments may also be made by the Committee in its discretion if Substitute Options are granted pursuant to Section 5(a).

     8. TRANSFER OF OPTIONS AND SARS. Options and SARs shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by the Participant or his agent, attorney-in-fact, or guardian.

     9. LAWS AND REGULATIONS. The Plan, the grant and exercise of Options and SARs, and the obligation of the Corporation to sell or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, regulations and rules.

     10. NO EMPLOYMENT RIGHTS. Nothing in the Plan shall confer upon any employee of the Corporation or a Subsidiary any right to continued employment, or interfere with the right of the Corporation or a Subsidiary to terminate his or her employment at any time.

     11. TAX WITHHOLDING. Any payment to or settlement with a Participant or Non-Employee Director in cash, or in Common Stock, pursuant to any provision of the Plan shall be subject to withholding of income tax, FICA tax or other taxes to the extent the Corporation or a Subsidiary is required to make such withholding. Any required withholding payable by a Participant or Non-Employee Director with respect to any tax may be paid in whole shares of Common Stock or in a combination of whole shares of Common Stock and cash, having an aggregate fair market value equal to the amount of any required withholding obligation.

     12. NON-EMPLOYEE DIRECTORS' OPTIONS. Each Non-Employee Director who serves as such at the close of business on May 27, 1993 shall automatically be granted at the close of business on such date Options to purchase 15,000 shares of Common Stock. Each person who becomes a Non-Employee Director after May 27, 1993 shall automatically be granted Options to purchase 15,000 shares of Common Stock at the close of business on the date of such person's initial election as a Director. All such Options shall be nonstatutory stock options.

     Except as set forth below, fifty percent (50%) of the total number of the shares subject to Options granted to a Non-Employee Director shall become exercisable on the first anniversary of the date of grant and fifty percent (50%) on the second anniversary of the date of grant. The right to purchase shares with respect to Options which have become exercisable shall be cumulative during the term of the Options. The Options may be exercised (i) for a period of five years after they first become exercisable, provided that during such period the Non-Employee Director remains a member of the Board, and (ii) for a period of six months following retirement as a Non-Employee Director, provided that only those Options exercisable at the date of the Non-Employee Director's retirement as a Non-Employee Director may be exercised during the period following retirement and, provided further, that in no event shall the Options be exercisable more than ten (10) years after the date of grant. In the event of the death of a Non-Employee Director, the Options shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only
(i) by the executor or administrator of the Non-Employee Director's estate or by the person or persons to whom the Non-Employee Director's rights under the Options shall pass by the Non-Employee Director was entitled to exercise the Options at the date of the Non-Employee Director's death, provided that in no event shall the Options be exercisable more than ten (10) years after the date of grant.

     13.  TERMINATION; AMENDMENTS.

          (a) The Board may at any time terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on May 26, 2003. No Option or SAR may be granted after such termination.

          (b) The Board may at any time or times amend the Plan or amend any outstanding Options and/or SARs for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law, provided that no amendment of any outstanding Options and/or SARs shall contain terms or conditions inconsistent with the provisions of the Plan as determined by the Committee, and provided further that Section 12 shall not be amended more frequently than once every six months, except as required to comply with the Internal Revenue Code, ERISA, or other statute.

          (c) Except as provided in Section 7, no such amendment shall, without the approval of the shareholders of the Corporation: (i) increase the maximum number of shares of Common Stock for which Options or SARs may be granted under the Plan; (ii) except to the extent required or permitted under Section 5(a) in the case of Substitute Options, reduce the price at which Options may be granted below the price provided for in Section 5(c); (iii) reduce the Option Price of outstanding Options; (iv) extend the period during which Options or SARs may be granted; (v) except to the extent permitted or required under Section 5(a) in the case of Substitute Options, extend the period during which an outstanding Option may be exercised beyond the maximum period provided for in Section 5(b);
(vi) materially increase in any other way the benefits accruing to Participants; or (vii) change the class of persons eligible to be Participants.

     14. EFFECTIVE DATE. The Plan shall become effective upon approval by the Board; provided, however, that the Plan shall be submitted to the shareholders for approval, and if not approved by the shareholders within one year from the date of approval by the Board shall be of no force and effect. Options and SARs granted hereunder before approval of the Plan by the shareholders shall be granted subject to such approval and shall not be exercisable or payable before such approval. Options or SARs may be granted by the Committee or other actions may be taken under or with respect to the Plan, pursuant to any Plan amendment that is subject to shareholder approval, prior to the receipt of such shareholder approval, provided that such Options or SARs, shall not be exercisable or payable before such approval.